PETERSON SULLIVAN PLLC

601 UNION STREET    SUITE 2300    SEATTLE WA 98101   (206) 382-7777    FAX 382-7700

CERTIFIED  PUBLIC  ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation in this registration statement on Form SB-2 of Pacific Alliance Ventures Ltd. of our report dated February 16, 2004, on our audit of the balance sheet of Pacific Alliance Ventures Ltd. as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the period from October 20, 2003 (date of inception) to December 31, 2003.  We also consent to the reference to our firm as "Experts."

/s/ Peterson Sullivan PLLC

Peterson Sullivan PLLC

July 15, 2004

Seattle, Washington